EXHIBIT 23.2

The Board of Directors
Nutrition 21, Inc.:

We consent to incorporation by reference in the Registration Statements ( Nos. 333-33980, 333-73397, 333-69969, 33-73332, 333-9801, 333-2507, 333-29829,
333-35897, 333-56966) on Forms S-3 and S-8 of Nutrition 21, Inc., formerly known as AMBI Inc., of our reports dated September 15, 2000, relating to the consolidated statements of operations, stockholders' equity and cash flows and related financial statement schedule for the year ended June 30, 2000, which report appears in the June 30, 2002 annual report on Form 10-K of Nutrition 21, Inc.

                                                            /s/ KPMG LLP


Stamford, Connecticut
October 3, 2002